Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in this Registration Statement of EUROEV Holdings Limited on Form F-4 of our report dated May 23, 2025 with respect to our audits of the financial statements of Hudson Acquisition I Corp as of December 31,2024 and 2023 and for the years then ended, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

San Mateo, California	WWC, P.C.
February 19, 2026	Certified Public Accountants
PCAOB ID: 1171